UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 23, 2011
Date of Report (Date of Earliest event reported)

Bio-Carbon Solutions International Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

123 March Street, Suite 202, Sault Ste Marie, Ontario, Canada P6A 2Z5
(Address of principal executive offices)  (Zip Code)

(705) 253-5096
www.bio-carb.com
(Registrant’s telephone number, including area code)

Elemental Protective Coatings Corp.
Water Park Place, 20 Bay Street, Toronto, Ontario, Canada M5J 2N8
(Former name and address if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2010, Bio-Carbon Solutions International Inc. (the “Company”) entered into a Consulting Agreement (“Agreement”) with Mr Gilles Trahan, an expert in business development in the renewable energy sector.  Under the Consulting Agreement with Mr. Trahan, who currently sits on the Board of Directors of both Atlantic Wind & Solar Inc. and MSE Enviro-tech Corp will be seeking clients with unrealized carbon assets and will be compensated $250,000 for conducting business development and advisory services on behalf of the Company as it builds a pipeline of carbon projects worldwide.  Mr. Trahan spearheaded the acquisition of the Carbon Development Agreement with Basia Holdings Inc which is referenced in this section.  Unrealized carbon assets are opportunities available to landowners who may elect to manage biomass or greenhouse warming gases emissions in a way that may lead to the registration of carbon offsets with one of the many carbon registries available. Particularly, properties, businesses or processes that permit to generate carbon offsets defined by one or all of the following standards (to name a few): Alberta-based Offset Credit System, British Columbia Emission Offset Regulation, California,  Clean Development Mechanisms (CDM), Gold Standard,  14064-3; 14065, Oregon Offset Standard, Regional Greenhouse Gas Initiative (RGGI), or Voluntary Carbon Standard (VCS 2007).  This permitted us to begin business activities.  We began offering our services to potential clients such as Basia Holdings Inc, Atlantic Wind and Solar Inc, MSE Envirotech Corp and other potential consulting clients.  With Atlantic Wind and Solar Inc, the services offered pertain to the ability to identify carbon offset credits from the sale of solar or wind power to displace other types of carbon emitting power as for example http://cdm.unfccc.int/Projects/DB/KFQ1210856027.26/iProcess/AENOR1276513561.77/view.  With MSE Envirotech Corp, the company is in discussions to acquire the rights to market MSE Envirotech Corp’s fire inhibitors for fire protection in forested environments especially where wildfire risks may threaten carbon sequestration projects as well as in forested environments in general.  We note that climatic change, associated with different precipitation regimes may increase to more wildfire occurrences.

On January 14, 2011, the Company entered into a License Agreement with 1776729 Ontario Corporation (the “1776729 License”), a privately owned corporation registered under the Laws of Ontario.  Pursuant to the 1776729 License, the Company was granted an exclusive, non-transferable, and irrevocable right to develop and commercialize certain intellectual property that will be used in developing carbon credits from forested lands.  The intellectual property consists of knowledge pertaining to the registration of carbon offsets or carbon credits from the biological carbon pools contained in ecosystems (mainly forest ecosystems).  Carbon pools can then be conveyed into a new form of security, termed carbon credits, which are bought by carbon emitters who are compelled to reduce their carbon emissions through legislation, or carbon emitters who may voluntarily engage in carbon trading for the purpose of increasing their environmental stewardship or for publicity purposes.  Under the 1776729 License the Company must pay a royalty of 6 % of its gross annual sales to 1776729.  In addition, the Company has agreed to pre-pay the royalty on the first $15,000 of revenue to be earned under the 1776729 License, which will be paid by the issuance of 5,000,000 of the Company’s Common Stock to 1776729 Ontario Corporation (Such stocks are exempted from the reverse stock split reported in 5.07). This permitted the Company to further advance business activities by providing carbon development services as well as carbon development of its own projects under plans in addition to carbon accounting services (see Section 2.02).

On January 17, 2011, the Company entered into a Carbon Development Agreement (“CDA”) with Basia Holdings, Inc. (“Basia”), a privately held company incorporated in the State of Tennessee. Under the Basia CDA, the Company has acquired exclusive and irrevocable rights to the development of carbon credit potential on a 9,000 acre parcel of heavily forested land in Grundy County, Tennessee from which coal exploitation is possible.  In the short term, the Company plans to create a business plan for generating carbon offsets from the Basia property’s trees, and/or generating revenues from logging using existing voluntary carbon registries such as the Voluntary Carbon Standards Registry (www.v-c-s.org).  Further, under the Basia CDA, the Company will pursue the development and sales of carbon credits from the forested land, and form the possible exploitation of coal; methane emitted from coal mines has 23 times the greenhouse warming potential of carbon dioxide.  By capturing the methane and either flaring it, or using it in power application, significant amounts of carbon offsets can be generated.  Developing carbon offset projects through flaring has been exemplified in the United Nations Framework Convention Climate Change (UNFCCC) approved consolidated methodology ACM0008 Version 6 issued 25 March 2009 titled “Consolidated methodology for coal bed methane, coal mine methane and ventilation air methane capture and use for power (electrical or motive) and heat and/or destruction through flaring or flameless oxidation”.

On February 1, 2011 the Company entered into a Carbon Development Agreement with Sierra Gold Corp (OTC Pinkseets: SGCP) for the purpose of providing technical services for the development of a Project Design Document for the registration of carbon offsets from forestry activities (conservation and afforestation) from 42,000 acres of lands in Sierra Leone in Africa. Pursuant to the Carbon Development Agreement the Company shall retain 10% of the net profits from the sales of the carbon credits, if or when they are realized.

On February 17, 2011 the Company entered into a Memorandum of Understanding with Genesys International, a company based in India with business activities in outsourcing in various computer technologies.  Under the Memorandum of Understanding the Companies shall discuss Agreements in co-marketing activities and assess joint carbon development opportunities in India.

Item 1.02 Termination of a Material Definitive Agreement.

Effective May 5, 2010, the Company terminated its rights to the Hartindo Fire-Inhibitor and Dectan rust protection and Fire Inhibitor products, and was simultaneously released from all obligations pursuant to a $5 million promissory note.  Subsequent to November 4, 2010, the Company has had no product or services to sell and only extremely limited business activity. However, the Company believes that upon its acquisition, completed on November 4, 2010, of the rights to the software product that generates “Carbon Credits” for sale on world markets, and was further expanded by the acquisition of a License on January 14, 2011, and entering into a material agreement with Basia Holdings Inc. on January 14, 2011, has regenerated our business activity and moved the Company out of “shell” status as defined in Rule 12 6-2 under the Exchange Act (17 CFR 240.12b-2).

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

The company is a provider of carbon offset development solutions (accounting, measuring, reporting, verification and registration) to:

•	Companies with the need to model, monitor and report their carbon footprints;

•	Its own carbon offset development projects—the company targets developing 1,000,000 hectares from 2011-2016;

•
Companies that emit greenhouse gases and are seeking cost-effective carbon offsets—see below the extensive lists of potential greenhouse gases emitters that are subjected to reporting and cap-and-trade regulations; and,

•	Landowners in search of expertise to develop the carbon potential of their properties.

In November 2010, management of the Company identified the need to pursue carbon opportunities because of international and North American markets in the carbon economy.  Namely, carbon offsets are identified registered and/or traded through a number of methodologies/venues (see below) and can be either voluntary or mandated. For example, in Europe large emitters are subjected to the European Emissions Trading System which is a result of the EU entering into the Kyoto Protocol. In North America, 7 states of the USA and 4 Canadian provinces are members of the Western Climate Initiative.  Of these regulated cap and trade systems are taking place in California and British Columbia.  The Company plans to generate revenues from the exploitation of its two licenses: the Lacey Holdings  which it entered on November 4, 2010 and the 1776739 License which it entered on January 14, 2011.

The company’s Lacey Holdings license permits us to calculate carbon offsets from the business activities of emitters, which we see as a significant consulting activity.   For example, under the Western Climate Initiative, California’s large industrial entities, including refineries, cement plants, and chemical plants, must report on their emissions starting in 2012 if they emit more than 25,000 MT CO2e per year. Likewise CO2 suppliers are covered entities to the extent that they supply more than 25,000 tons of CO2 per year. Electricity suppliers and generators are also covered entities during the initial phase of the Program.   Under WCI’s Final Essential Requirements of Mandatory Reporting a large number of greenhouse gas emitters will need to report their emissions. The GHGs that must be reported under this rule are carbon dioxide (CO2), methane (CH4), nitrous oxide (N2O), hydrofluorocarbons (HFC), perfluorocarbons (PFC), and hexafluoride (SF Sulfur 6) by:

1.
Any facility that emits 10,000 metric tons CO2e or more per year, in combined emissions from one or more of the following source categories ,in any calendar year starting in 2010. Of these, All importers of electricity. Importers of electricity include both retail providers and marketers that import electricity into the WCI region.

2.	Any supplier that within the WCI region distributes transportation fuels in quantities that when combusted would emit 10,000 metric tons CO2e per year or more, in any calendar year starting in 2010.

• Adipic acid manufacturing	• Lead production
• Aluminum manufacturing	• Essential Requirements of Mandatory Reporting
• Ammonia manufacturing	• Lime manufacturing
• Carbon dioxide transfer recipients	• Magnesium production
• Cement manufacturing	• Natural gas transmission and distribution systems
• Coal mine fugitive emissions	• Nitric acid manufacturing
• Coal storage	• Nonroad equipment at facilities
• Cogeneration	• Oil and gas production & gas processing
• Electricity generation	• Petrochemical production
• Electronics Manufacturing	• Petroleum refineries
• Ferroalloy production	• Phosphoric acid production
• General stationary fuel combustion	• Pulp and paper manufacturing
• Glass Production and other uses of carbonates	• Refinery fuel gas
• HCFC-22 production	• SF6 from electrical equipment
• Hydrogen production	• Soda ash manufacturing
• Industrial wastewater	• Zinc production
• Iron and steel manufacturing

3.
Any supplier that distributes, within the WCI region, residential, commercial, and industrial fuels in quantities that when combusted would emit 10,000 metric tons CO2e per year or more, in any calendar year starting in 2010.

The technology acquired from Lacey Holdings can be offered to various consulting clients, for example, in assessing the life cycle analysis of different biomass options for the displacement of coal: assessing the carbon footprint of wood biomass, emissions from the combustions municipal solid refuse, emissions from forested, aquatic or agricultural ecosystems or methane emission from coal beds.  This technology is derived from a number of scholarly papers that have been authored or co-authored by Dr Luc C Duchesne who is a director of the Company and Director of Ontario 1776729 which is referenced in this section under a separate license agreement. Here is a selected list of scholarly papers which served in the construction of the intellectual property underlying the Lacey Holdings License: 1. WETZEL, S., L. C. DUCHESNE and M. LAPORTE.  2007.  Bioproducts from Canada’s forests: new partnerships in the bioeconomy.  Springer. 2. ZASADA, J.C., C.W. SLAUGHTER, L.C. DUCHESNE and A.G. GORDON.  1997.  Ecological considerations for the North American Boreal forest. International Institute for Applied Systems Analysis, Laxenburg Austria.  Pub. No. IR-97-024. 3. LAPORTE, M.F., L. C. DUCHESNE and S. WETZEL.  2003.  Effect of rainfall patterns on soil surface CO2 efflux, soil moisture, soil temperature and plant growth in a grassland ecosystem of northern Ontario, Canada: implications for climate change.  Biomed Central Ecology, 2: 10-16. 4. TROFYMOW, J.A., T.R. MOORE, B. TITUS, C. PRESCOTT, I. MORRISON, M. SILTANEN, S. SMITH, J. FYLES, R. WEIN, C. CAMIRE. L.C. DUCHESNE, L. KOZAK, M. KRANANBETTER and S. VISSER.  2002.  Rates of litter decomposition over six years in Canadian forests:  Influence of litter quality and climate.  Canadian Journal of Forest Research, 32: 789-804. 5.LAPORTE, M., L.C. DUCHESNE and I. K. MORRISON.  2002.  Effect of clearcutting, selection cutting, shelterwood cutting and micro-sites on soil respiration in a tolerant hardwood ecosystem of northern Ontario.  Forest Ecology and Management, 174: 565-575.  6. DUCHESNE, L.C. and D.W. LARSON.  1989.  Cellulose and the evolution of plant life.  Bioscience, 39: 238241. 7.PRESTON, C.M., J.A. TROFYMOW and L.C. DUCHESNE.  2000.  Variability in litter quality and its relationship to litter decay in Canadian forests.  Canadian Journal of Botany, 78: 1269-1287. 8.DUCHESNE, L.C. and S. WETZEL.  2000.  Effect of  clear-cutting, prescribed burning and scarification on litter decomposition in an Eastern Ontario jack pine (Pinus banksiana) ecosystem.  International Journal of Wildland Fire, 9:195-201. 9. MOORE, T.J., J. A. TROFYMOW, B. TAYLOR, C. PRESCOTT, C. CAMIRE, L.C. DUCHESNE, J. FYLES, L. KOZAK, M. KRANABETTER, I. MORRISON, M. SILTANEN, S. SMITH, B. TITUS, S. VISSER, R. WEIN and S. ZOLTAI.  1999.  Litter decomposition rates in Canadian forests.  Global Change Biology, 5: 75-82.

The Lacey Holdings Licence was originally purchased from Dr. Duchesne by Lacey Holdings Inc which is a private company owned exclusively by Mr Christopher Skinner.  Mr. Wilkes, as CEO of Elemental Protective Coatings, while scoping business potential for the Company, identified the Lacey Holdings license as a business opportunity.  Furthermore, as management delved into the carbon market and with the emergence of supporting cap-and-trade legislation in California, it became evident that engaging in carbon development projects also offered new business opportunities.  Consequently, the business improved its business plan and made the acquisition of the 1776729 license which permits a greater offering of services than the Lacey Holdings Inc license.  Mr. Duchesne is not a shareholder or a director of Lacey Holdings or related to the only shareholder, officer or director of Lacey Holdings Inc.  There is no relationship between Lacey Holdings, the directors of the Company or its management.

Whereas the Lacey Holdings Licence permits to measure carbon emissions, the 1776729 License agreement permits to develop carbon offset credits for the purpose of taking advantage of recent developments showing that the regulated carbon market is emerging in North America despite the lack of support by the United States Government and the Canadian Government who refuse to ratify the Kyoto Protocol, States and provincial jurisdictions are actively engaged in Cap-and-Trade efforts through the Western Climate Initiative (WCI).

The WCI Partner jurisdictions have developed a comprehensive strategy to reduce regional GHG emissions to 15 percent below 2005 levels by 2020.  The figure below shows that 4 Canadian provinces (British Columbia, Manitoba, Ontario and Quebec) and 7 states in the USA (Washington, Oregon, California, Arizona, New Mexico, Montana, Utah) are members of the Western Climate Initiative.  In addition 16 States/provinces of Canada, the USA and Mexico enjoy observer status in the Western Climate Initiative, which means they are interested but undecided as of yet.

In Canada, British Columbia spearheads Cap-and-Trade efforts. In November 2010, British Columbia posted its Draft Protocol for Forest Carbon Sequestration from Forests making it the most advanced jurisdiction member of the WCI in Canada.  British Columbia is the first Canadian province with a Cap-and-Trade legislation.  In the USA, California spearheads the efforts of Cap-and-Trade under the Western Climate Initiative with numerous protocols and methodologies published under The Climate Action Reserve registry.  In December 2010, California, a member of the Western Climate Initiative, has legislated that carbon offsets from forests are a part of its Cap-and-Trade system.  California produces roughly 1.4 percent of the worlds, and 6.2 percent of the total U.S. greenhouse gases.  This has two significant consequences that create a business case for the development of carbon credits from Canadian forests:

1. Under the Western Climate Initiative, credits can be traded between province and member state –see insert below; From www.westernclimateinitiative.org/component/remository/general/program-design/Design-Summary/ page 6:

1. The WCI Cap-and-Trade Program will be composed of the individual jurisdictions’ cap-and-trade programs implemented through state and provincial regulations. Each WCI Partner jurisdiction implementing the cap-and-trade program design will issue “emission allowances” to meet its jurisdiction-specific emissions goal. The total number of available allowances serves as the “cap” on emissions. The allowances can be bought and sold (“traded”). A regional allowance market is created by the Partner jurisdictions recognizing one another’s allowances for compliance. Through this recognition, the emissions allowances issued by each jurisdiction will be usable throughout the jurisdictions for compliance purposes.  We note that carbon offset vary in quality as reviewed in “FOREST CARBON OFFSETS: A  Scorecard for Evaluating Project Quality” by Julie L. Beane, John M. Hagan, Andrew A. Whitman, John S. Gunn.  2008. Manomet Center for Conservation Sciences. #MCCS NCI 2008,  which heightens the needs for a rigorous, approach to the development of carbon offsets from forests.

Management feels that it might be difficult for California emitters to meet their regulated carbon requirements without having to purchase carbon offsets from Canada. According to the Climate Action Reserve’s projections, the projects currently under approval have just under 30 million tons of credits in the pipeline through 2014 that could be used in the California program.  Yet the demand for total reduction requirements is projected to exceed 230 million tons between 2012 through 2020 in California alone.  Of these, 8% are allowable from forests. The Company believes that emitters will attempt to fill the offset supply gap which will greater demand pressure on the price point of carbon and also stimulate carbon forest sequestration projects from other jurisdictions of the WCI.

More precisely the 1776729 License provides the Company with the means to engage in carbon development as the license is based on 1: Knowledge of and/or relationships with technology providers in various manufacturing sectors who own technologies that can be used by carbon emitters to meet emission reduction requirements; 2.    Knowledge of and/or relationships with land owners in various countries with interests in providing land bases for the development of biological sequestration offset credits to meet emission reduction requirements; 3.   Knowledge of and/or relationships with financial institutions with interest in providing capital for the development of carbon sequestration tools or implementation of novel technologies to meet emissions reduction requirements; and, 4.  Knowledge of and/or relationships with purchasers of carbon offsets.   1776729 is a holding company which has licensed intellectual property from GSN Dreamworks Inc and R & B Cormier Enterprises Inc, which are controlled by Luc Duchesne and Robert G. Cormier, respectively.  Both these businesses have been engaged in carbon research through a joint venture since July 2009 and have licensed intellectual property into 1776729 as a holding company in November 2010. GSN Dreamworks and R & B Cormier Enterprises are the owner of significant intellectual property in various fields of application that are not related to carbon crediting. Therefore it was elected to apportion their respective intellectual properties pertinent to carbon development into 1776729.  Collectively they have established a number of contacts with international clients, including clients from Chile and Norway with whom management plans to enter into agreements as the Company moves forward.

Currently and until such time as the Company has secured operating funds, there are only two full employees of the Company, who also serve as directors of the Company; however, several other employees will be needed to implement the Company’s business plan.  To that end, and in anticipation of a growing work force of employees and consultants, a stock option plan for the Company’s Common Stock has been prepared and accepted by the Board of Directors.  The Company has listed 7 associates on its website who do not draw wages from the Company.  These are unsalaried people working as consultants who will be paid either on a contingency basis, a contract basis or a combination thereof.

The two employees, Mr. Duchesne and Mr. Cormier, will receive an annual salary of $120,000 each as payment for their services as officers of the Company. Each of them will also be issued options to purchase 2,000,000 shares of our Common Stock, exercisable at $0.03, expiring December 31, 2012 (Such stocks are exempted from the reverse stock split reported in 5.07).  Pursuant to our Consulting Agreements with Mr. Duchesne and Mr. Cormier, the Company anticipates that it will pay additional remuneration to these individuals for their on-going services, likely in the form of a monthly cash payment, which will be determined once the Company has raised adequate finances.

The Company does not currently engage in any business activities that may provide immediate cash flow.  We expect to incur expenses without generating any material revenues for the foreseeable future.  We anticipate the need to raise funds to support our operations for the next 12 months. We have not identified any sources of additional funding for our continued operations, nor have we committed to a plan for funding if our current assets prove inadequate.  During the next 12 months we anticipate incurring costs related to:

• pursuing business opportunities to obtain engagements from clients for the use of our licensed technology;
• preparing our financial statements and having them reviewed and audited; and
• preparing and filing of Exchange Act reports.

We anticipate that we will be able to meet these costs through use of funds in our treasury; additional amounts, if necessary, to be loaned by, or invested in us by our stockholders, management or other investors. Management has funded operations thus far but there is no guaranty that management will be able support operations definitely.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 26, 2011, the number of shares of Common Stock beneficially owned of record by executive officers, directors and persons who hold 5% or more of the outstanding common stock of the Company (after reverse 9 to 1 split).

Beneficial Owner	Amount of Stock Owned		% Ownership

Lacey Holdings	23,333,333		58.6%
2nd Floor, 33Waterfront Drive,
PO Box 3339, Road Town,
Tortola , BVI

Luc Duchesne	2,000,000	(1)	11.3%
132 Leo Avenue	2,500,000	(2)
Sault Ste Marie, Ontario
P6A 3V7 Canada

Robert Cormier	2,000,000	(1)	11.3%
19 Coulson Avenue	2,500,000	(2)
Sault Ste Marie, ON
P6A 3X4 Canada

John S. Wilkes	1,000,000	(1)	2.5%
141 Inglewood Dr
Toronto, ON
M4T 1H6 Canada

Gilles Trahan	3,388,889		9.8%
Sunsational, Old Fort Pt
West Bay St
Nassau Bahamas

Martin Baldwin	388,889		1. %
Palm Shores
Love Beach
Nassau Bahamas

Others	722m223,908		1.8%

Total stocks and options issued	38,333,344		100%

(1) Options exercisable at $0.03.

(2) Shares registered to 1776729 Ontario Corporation a company owned in equal parts by Mr. Duchesne and Mr. Cormier through companies, GSN Dreamworks Inc and R & B Cormier Enterprises Inc, which they control, respectively. Such stocks are exempted from the reverse stock split reported in 5.07.

The Company entered into License Agreements with companies owned and operated by Mr. Cormier and Mr. Duchesne and simultaneously into Employment Agreements with these same individuals. Mr. Duchesne serves as the President, Chief Executive Officer, Treasurer, Chief Financial Officer and a Director of the Company.

There are no family relationships between any of the individuals serving as directors or officers of the Company.

Option plan

On January 11, 2011, the Company adopted an option plan pursuant to which the total number of Shares, which are, at any one time, reserved and set aside for issuance under this Plan, and under all other management options outstanding, and employee stock purchase plans, if any, shall not in the aggregate, exceed a number of Shares equal to 7,000,000 shares (such stocks are exempted from the reverse stock split reported in 5.07).  The option plan is provided as exhibit.

Compensation Committee Interlocks and Insider Participation

The Company did not have a compensation committee in the fiscal year ended December 31, 2009, nor does it currently have one.  During the fiscal year ended December 31, 2010, our Board of Directors had no deliberations regarding executive officer compensation.

Dividend Policy

We have not declared or paid any cash dividends on our common stock or preferred stock and we do not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company’s earnings, if any, its capital requirements, and financial condition, and such other factors as the Board of Directors may consider.

Securities Authorized for Issuance under Equity Compensation Plans

The issuance of any of our common or preferred stock is within the discretion of our board of directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

Facilities

As of January 18, 2010 we were renting a fully furnished office space in Sault Ste Marie, Ontario, Canada on a month to month basis for $900 per month plus applicable taxes.  We will incur telephone and internet charges of roughly $300 per month plus applicable taxes.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal financial interests and the fiduciary duty to our stockholders. Further, our management's own financial interests may at some point compromise their fiduciary duty to our stockholders. Luc Duchesne and Robert Cormier, who are the Company’s sole officers and a majority of its directors, continue to be involved in businesses that operate and commercialize technologies that are similar or related to the Company’s, although those businesses exploit and seek to exploit different applications and opportunities.  In addition, although it is anticipated that these individuals will spend significant time and effort developing our business, it is possible that they will be exposed to business or employment opportunities that would conflict with the interests of the Company, or cause them to reduce their efforts on the Company’s behalf or to entirely cease working with the Company.  If we and any other businesses with which our officers are involved wish to take advantage of the same opportunity, then the officer and director that is affiliated with both companies would abstain from voting upon the opportunity.

Future success is highly dependent on the ability of management to further develop and implement a business plan, and secure customers.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our activities will depend on the availability of finances, opportunities relating to carbon trading, offset and reduction regimes, greenhouse gas emission reduction programs, government regulations and economic conditions in the forestry and timber industries.  As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination. The Company has had no recent operating history and no revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without realizing significant revenues for the foreseeable future, at least until the market opportunities for the Company’s services and technology develops and the demand for our services becomes more proven and regular. This will likely result in our incurring net operating losses for the foreseeable future. We cannot assure that our business will develop as hoped, or that it will become profitable.

Our business may have no revenues for the foreseeable future.

We are a development stage company and have had no revenues from operations. Although the technologies offer potential, we may not realize any revenues unless and until we successfully develop a revenue stream from the use of the Lacey Holdings and the 1776729 licenses.

We may issue more shares to raise additional capital, and permit the development of the Company’s business.

As a result, the shareholdings of current shareholders may be diluted. Our Articles of Incorporation authorizes the issuance of a maximum of 275,000,000 shares of common stock. We may issue additional shares from time to time to raise the capital that we anticipate will be required to further develop our business.  Any share issuance would be subject to compliance with applicable securities laws and subject to that limitation, unless our Articles of Incorporation are amended with approval of our stockholders. The Company’s issuance of additional shares may be accomplished without stockholder approval.  This may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued from time to time may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

There is limited public market for our Common Stock, and we have never paid dividends on our Common Stock.

There is limited public trading market for our common stock which is listed on OTCQB: BICS and none is expected to develop until our business develops further.  Additionally, we have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.  Moreover, a significant number of unregistered securities may not become traded. Pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable securities laws or regulations these restrictions will limit the ability of our stockholders to liquidate their investment.

Carbon trading may become obsolete.

Carbon trading is a commercial activity that is regulated by specific jurisdictions pursuant to regional legislation or can be voluntary.  When regulated (Eg. Europe and Western Climate Initiative), governments compel polluters to reduce their greenhouse gas emissions through technological improvements or through the purchase of carbon offsets (carbon credits).  It is an identified risk factor that new legislation may arise in certain jurisdictions that may render the Company’s business plan and knowledge obsolete with respect to carbon credits. With respect to the voluntary trade of carbon credits, there is a significant risk that certain voluntary purchasers of carbon credits may elect to cease the purchase of carbon credits for various reasons that are inherent to their business plans, or because of changing economic, political contexts or other conditions that cannot be controlled by the management of the Company.

Limited Operating History; Need for Additional Capital.

Although the Company draws on the expertise on the principals who have been operating private businesses for some time in the renewable energy and forestry sectors, there is no pertinent historical financial information for the Company upon which to base an evaluation of our performance. Our assets and business have not yet generated substantial or recurring revenues. We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.  We will require additional financing to cover costs that we expect to incur over the next twelve months.  We believe that debt financing will not be an alternative for funding our operations as we do not have tangible assets to secure any debt financing.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or other securities.  However, we cannot provide any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operations.  In the absence of such financing, we will not be able to continue and our business plan will fail.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted certain rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)  that are applicable to "penny stocks".  For the purposes relevant to us, a “penny stock” is any equity security that has a market price of less than $5.00 per share or has an exercise or conversion price of less than $5.00 per share, subject to certain exceptions, constitutes a "penny stock".  For any transaction involving a penny stock, unless exempt, the rules require:
•	that a broker or dealer approve a person's account for transactions in penny stocks;

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased; and

•	that a broker or dealer provide certain detailed market information about the market for the applicable company’s securities.

In order to approve a person's account for transactions involving penny stocks, the broker or dealer must:

•	obtain financial information, investment experience and investment objectives of the person; and

•
make a reasonable determination that the proposed transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Following a transaction, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of our common stock and depress the market value of our stock.

There are additional risks of investing in penny stocks whether in public offerings or in secondary trading, relating to commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In addition to the shares issued to Mr. Duchesne and Mr. Cormier, as well as the Options issued to each, 3,000,000 shares were issued to Mr. Gilles Trahan. These shares were issued as full payment of the promissory note of $72,247.00 due from his 2010 salary compensation and expenses.  Such stocks are exempted from the reverse stock split reported in 5.07.

In the aforementioned transactions in Item 3.02 all shares are issued as restricted securities and bear restrictive language on the face of the issued.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010 Mr. John Wilkes was elected a director of the Company and Chief Executive Officer. Subsequently Mr. Gilles Trahan resigned as officer and director of the Company on October 29, 2010.

Mr. Wilkes was then appointed the company’s President and Chief Executive Officer. He resigned from the CEO position on January 25, 2011 and continued as director.

Mr. Wilkes (49) earned his C.A. designation with Price Waterhouse in Toronto, Canada.  Upon obtaining his designation he worked privately for a brief period of time before joining Coopers & Lybrand in Toronto, Canada.  While there Mr. Wilkes focused on insolvency and Mergers and Acquisitions. In the early ‘90’s Mr. Wilkes joined a junior investment bank called Peagun Corporation where he spent most of his time evaluating environmental technologies.  Since 2005, Mr. Wilkes has been an Independent Investment Management Professional, making private investments in both private and public companies that, for the most part, have their core business in the environmental space.

On January 11, 2011 Mr. Martin Baldwin resigned as Chief Financial Officer and Director of the Company.

None of the resignations disclosed on this current report arose because of a disagreement with the Company or a removal of a director.

On January 25, 2011, Mr. Duchesne and Mr. Cormier were appointed directors and officers of the Company and Mr. Wilkes resigned his position of President and CEO of the Company.  Mr Wilkes remained as director.  Mr. Wilkes was granted options for 1,000,000 common stocks of the company exercisable within two years, exempt of the reverse stock split reported in 5.07.

Luc Duchesne (50), for the past five years, has been President and CEO of Forest BioProducts Inc, a consulting firm in forestry dealing with resource development. Forest BioProducts is owned in majority by Grid Cloud Solutions, Inc. (OTC Pinksheets: GRDC) a publicly trading technology and consulting company in the renewable energy sector ,where Mr. Duchesne holds the positions of director and Chief Technology Officer.  He has also been president and CEO of  SITTM Technologies Inc, a private biodiesel technology and brokerage firm until February 17, 2011 when it was acquired by MSE Envirotech Corp (OTC Pinksheets: MEVT); and of GSN Dreamworks Inc., a private research and development firm involved in opportunities relating to carbon stocks and natural resources.

From 2004 to 2006 Mr. Duchesne was fully engaged in forestry consulting, acting as CEO of Forest BioProducts, providing various services to clients seeking economic opportunities from the exploitation of non timber values from forest ecosystems such as bioenergy, biomass, pharmaceuticals and nutraceuticals.  These activities were reduced to 20% of his time when he took the position of CEO of SITTM Technologies Inc, in 2006.  SITTM Technologies Inc is a privately owned corporation involved in the manufacturing and sales of biodiesel and value added products from fatty acid methyl esters. This took up 60% of his time. He was president of GSN Dreamworks from 2006 continuing until June 2010 when he became CEO of BioCarbon Systems International.  From June 2010 to December 2010 he was CEO and director of Bio-Carbon Systems International Inc.  He is currently engaged in the full time management of the Company with an effort of at least 40 hours per week.

Mr. Duchesne holds a PhD in plant biochemistry from the University of Guelph, a M.Sc. in Forest Sciences from the University of Toronto (1985) and a B.Sc. in Forest Engineering from Laval University (1983).  He has authored or co-authored 85 peer-reviewed scientific articles, book chapters or books.  He has developed algorithms and other knowledge relating to carbon stocks and the assessment of the amount of carbon stock found in various natural ecosystems.  That intellectual property can be used to validate carbon stocks in the context of carbon trading regimes.  Mr. Duchesne was appointed as a director of the Company in large part because of his academic training with respect to forestry matters, his training and experience in the forestry sector, his prior experience as an entrepreneur, and his specific knowledge and understanding of the intellectual property to be exploited by the Company and the business opportunities in which that technology could be applied.  Mr. Duchesne anticipates that over the next six months he will devote approximately 160 hours per month to the business of the Company.

Robert Cormier (age 54) during the past five years has been President and Chief Pilot of R&B Cormier Enterprises Inc., an Ontario corporation in operation since 1988 which occupied 95% of his time, and Remote Airborne Solutions Inc., an Alberta corporation which occupied 5 % of his time and to which he currently provides less than 1% of his time. From June 4, 2010 to December 23, 2010 he was director and COO of Bio-Carbon Systems International Inc.  Mr. Cormier is a commercial pilot, research diver and forestry technologist.  From 1982 to 1989, he was an owner and senior manager of a commercial trading house with an international clientele.  Prior to 1982, Mr. Cormier was a full time pilot and held various management positions including Senior Line Pilot and Chief Pilot, responsible for compliance with Transport Canada requirements and corporate safety and governance protocols. Mr. Cormier has also acted as a volunteer director to many nonprofit corporations such as the Sault Ste. Marie Innovation Centre from 1999-2000.  During his career, he has worked and consulted on natural resource issues on all continents except Australia/Antarctica.  Mr. Cormier was appointed as a director of the Company because of his experience in the forestry sector, and issues involved in performing aerial surveys as well as his other field experience, his prior experience as an entrepreneur, and his specific knowledge and understanding of the intellectual property to be exploited by the Company and the business opportunities in which that technology might be applied.  Mr. Cormier anticipates that over the next six months he will devote approximately 160 hours per month to the business of the Company.

Compensatory Arrangements— Mr Duchesne and Mr Cormier

The following reflects what the Company expects the compensation for Mr. Duchesne and Mr. Cormier to be for the period ending December 31, 2012, and the amount of time they expect to devote to the Company.

Employee	Base cash Compensation	Performance Bonus	Time dedicated to Business
Luc C. Duchesne	$120,000/year	$120,000 in common stocks or cash	160 hrs per month
Robert G. Cormier	$120,000/year	$120,000 in common stocks or cash	160 hrs per month

Compensatory arrangement—Mr. Wilkes

On January 25, 2011.  Mr Wilkes resigned from his position as president and CEO which terminated his engagement contract as $80,000 as per our 8-K filed of November 16, 2010.  In compensation for his services Mr. Wilkes was granted options for 1,000,000 common stocks of the Company exercisable at $0.03, expiring December 31, 2012 (Such stocks are exempted from the reverse stock split reported in 5.07).

Compensatory arrangement for Directors

There is no compensatory arrangement for directors at this time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2010, the Company amended its Articles of Incorporation to change its authorized share capital from 70,000,000 shares of common stock to 275,000,000 shares of common stock.

On January 11, 2010, the Company amended its Articles of Incorporation and changed its name from “Elemental Protective Coatings Corp” to “Bio-Carbon Solutions International Inc.” and consolidated its issued capital on a ratio of 1 share for every 9 shares held.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following matters were submitted for approval to the shareholders of the Company on January 11, 2011, and the shareholders approved each of these matters as presented to them by signing written consents by 97% of the Company's shareholders:

1. Election of Luc Duchesne and Robert Cormier as directors;
2. Change of name of the Company from Elemental Protective Coatings Corp to Bio-Carbon Solutions International Inc. and subsequent amendment of the Articles of Incorporation; and
3. Reverse stock split 9 to 1.

On January 17, 2011, the Company implemented a 9-to-1 reverse stock split as follows:

Prior to reverse split 275,000,000 authorized shares by written consent of 97% of the shares allowed to vote.

	January 10, 2011, prior to stock reverse split	January 11, 2011, after stock reverse split*
Authorized capital	275,000,000	275,000,000
Issued	223,300,000	24,811,131

*Post reverse split as of February 23, 2011—refer to p 9 of the 8K/A

No other matters were submitted to the shareholders of the Company for their approval when the above matters were presented to the shareholders.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	License Agreement with 1776729 Ontario Corporation
10.2	Carbon Development Agreement with Basia Holdings, Inc
10.3	Stock Option Plan
10.4	Employment contract, Luc C Duchesne
10.5	Employment contract, Robert G. Cormier
10.6	Consulting contract, Gilles Trahan
10.7	MOU with Genesys
10.8	Carbon Development Agreement, Sierra Gold Corp

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio-Carbon Solutions International Inc.

Date: February 23, 2011	By: /s/Luc C Duchesne
Name: Luc C. Duchesne
Title: President and Chief Executive Officer

The information in this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.

Exhibit Index

Exhibit No.	Description

10.1	License Agreement with 1776729 Ontario Corporation (filed on January 27, 2011
10.2	Carbon Development Agreement with Basia Holdings, Inc.(filed on January 27, 2011)
10.3	Stock Option Plan
10.4	Employment contract, Luc C Duchesne
10.5	Employment contract, Robert G. Cormier
10.6	Consulting contract, Gilles Trahan
10.7	MOU with Genesys
10.8	Carbon Development Agreement, Sierra Gold Corp